Exhibit 99.1

For additional information, contact:
E.L. Spencer, Jr.
President, CEO and
Chairman of the Board
(334) 821-9200

Press Release – October 27, 2014

Auburn National Bancorporation, Inc. Reports Third Quarter Net Earnings

Third Quarter 2014 Highlights:

—	Continued profitability – annualized return on average assets of 0.97%

—	Reduced NPAs – nonperforming assets were 0.37% of total assets at September 30, 2014

—	Strong capital position – Tier 1 common equity to total assets of 9.25%

AUBURN, Alabama – Auburn National Bancorporation, Inc. (Nasdaq: AUBN) reported net earnings of $1.9 million, or $0.51 per share, for the third quarter of 2014, compared to $1.8 million, or $0.49 per share, for the third quarter of 2013. Net earnings for the first nine months of 2014 were $5.6 million, or $1.52 per share, compared to $5.4 million, or $1.48 per share, for the first nine months of 2013.

Excluding the effects of non-operating items (specifically net securities gains (losses) and prepayment penalties on long-term debt), third quarter 2014 operating net earnings were $2.0 million, or $0.55 per share, compared to $2.1 million, or $0.59 per share, for the third quarter of 2013. Operating net earnings for the first nine months of 2014 were $5.9 million, or $1.62 per share, compared to $6.2 million, or $1.71 per share, for the first nine months of 2013.

“The Company’s third quarter results reflect strong profitability and continued improvement in our asset quality,” said E.L. Spencer, Jr., President, CEO and Chairman of the Board.

Net interest income (tax-equivalent) was $5.8 million for the third quarter of 2014, compared to $5.6 million for the third quarter of 2013. Despite downward pressure on yields for earning assets, net interest income (tax-equivalent) improved due to continued improvement in the Company’s cost of funds.

Nonperforming assets were $2.9 million, or 0.37% of total assets, at September 30, 2014, compared to $4.4 million, or 0.57% of total assets, at June 30, 2014. The provision for loan losses was $0.3 million in the third quarter of 2014, compared to none in the third quarter 2013. Provision for loan loss expense is impacted by the absolute level of loans, loan growth, the credit quality of the loan portfolio and the amount of net charge-offs.

Noninterest income was $1.0 million for the third quarter of 2014, compared to $1.4 million in the third quarter of 2013. The decrease was primarily due to a decrease in mortgage lending income of $0.2 million as higher interest rates for mortgage loans negatively affected refinance activity and a decrease in net securities gains (losses) of $0.2 million.

Noninterest expense was approximately $3.6 million in the third quarter of 2014, compared to $4.3 million in the third quarter of 2013. The decrease was primarily due to $0.5 million of prepayment penalties on long-term debt incurred during the third quarter of 2013, when the Company repaid $5.0 million of long-term debt with an interest rate of 3.58%. The Company incurred no prepayment penalties on long-term debt during the third quarter of 2014.

Income tax expense was approximately $0.7 million for the third quarter of 2014, compared to $0.6 million for the third quarter of 2013. The Company’s effective tax rate for the third quarter of 2014 was 27.47%, compared to 26.19% in the third quarter of 2013. The increase in the Company’s effective tax rate was primarily due to decreases in tax exempt interest income as our holdings of municipal securities have declined.

The Company paid cash dividends of $0.215 per share in the third quarter of 2014. At September 30, 2014, the Bank’s regulatory capital was well above the minimum amounts required to be “well capitalized” under current regulatory standards.

About Auburn National Bancorporation, Inc.

Auburn National Bancorporation, Inc. (the “Company”) is the parent company of AuburnBank (the “Bank”), with total assets of approximately $781 million. The Bank is an Alabama state-chartered bank that is a member of the Federal Reserve System and has operated continuously since 1907. Both the Company and the Bank are headquartered in Auburn, Alabama. The Bank conducts its business in East Alabama, including Lee County and surrounding areas. The Bank operates full-service branches in Auburn, Opelika, Valley, Hurtsboro and Notasulga, Alabama. In-store branches are located in the Kroger and Wal-Mart SuperCenter stores in both Auburn and Opelika. The Bank also operates commercial loan production offices in Montgomery and Phenix City, Alabama. Additional information about the Company and the Bank may be found by visiting www.auburnbank.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, costs and revenues, economic conditions in our markets, loan demand, mortgage lending activity, net interest margin, yields on earning assets, securities valuations and performance, interest rates (generally and those applicable to our assets and liabilities), loan performance, nonperforming assets, other real estate owned, loan losses, charge-offs, other-than-temporary impairments, collateral values, credit quality, asset sales, and market trends, as well as statements with respect to our objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements, with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, achievements, or financial condition of the Company or the Bank to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2013 and otherwise in our other SEC reports and filings.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This press release contains financial information determined by methods other than U.S. generally accepted accounting principles (“GAAP”). The attached financial highlights provide reconciliations between GAAP net earnings and operating net earnings, which exclude gains or losses on items deemed not to reflect core operations, as well as tax-equivalent net interest income and net interest margin, including the presentation of total revenue and the calculation of the efficiency ratio. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes presentations of “operating” and tax-equivalent financial measures provide useful supplemental information regarding the Company’s performance, and that operating net earnings better reflect the Company’s core operating activities. Management utilizes these non-GAAP measures in the calculation of certain of the Company’s ratios, in particular, to analyze on a consistent basis over time the performance of what it considers to be its core operations. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with these measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

Reports Third Quarter Net Earnings/page 3

Financial Highlights (unaudited)

Quarter ended September 30,	Nine months ended September 30,
(Dollars in thousands, except per share amounts)	2014	2013	2014	2013

Results of Operations
Net interest income (a)	$5,769	$5,621	$16,928	$16,741
Less: tax-equivalent adjustment	321	351	957	1,098
Net interest income (GAAP)	5,448	5,270	15,971	15,643
Noninterest income	1,017	1,432	2,854	5,158
Total revenue	6,465	6,702	18,825	20,801
Provision for loan losses	300	—	(100)	400
Noninterest expense	3,584	4,274	11,324	13,224
Income tax expense	709	636	2,049	1,789
Net earnings	$1,872	$1,792	$5,552	$5,388

Per share data:
Basic and diluted net earnings:
GAAP	$0.51	$0.49	$1.52	$1.48
Operating (b)	0.55	0.59	1.62	1.71
Cash dividends declared	$0.215	$0.21	$0.645	$0.63
Weighted average shares outstanding:
Basic and diluted	3,643,328	3,643,028	3,643,262	3,642,967
Shares outstanding, at period end	3,643,328	3,643,058	3,643,328	3,643,058
Book value	$20.09	$18.06	$20.09	$18.06
Common stock price:
High	$24.92	$24.71	$25.80	$24.71
Low	23.17	22.00	22.90	20.80
Period-end:	24.64	24.40	24.64	24.40
To earnings ratio	12.38	x	12.64	x	12.38	x	12.64	x
To book value	123%	135%	123%	135%
Performance ratios:
Return on average equity:
GAAP	10.19%	10.78%	10.65%	10.32%
Operating (b)	10.99%	12.83%	11.29%	11.94%
Return on average assets:
GAAP	0.97%	0.95%	0.96%	0.94%
Operating (b)	1.05%	1.14%	1.02%	1.09%
Dividend payout ratio	42.16%	42.86%	42.43%	42.57%
Other financial data:
Net interest margin (a)	3.16%	3.19%	3.15%	3.14%
Effective income tax rate	27.47%	26.19%	26.96%	24.93%
Efficiency ratio (c)	51.05%	52.93%	55.75%	52.84%
Asset Quality:
Nonperforming assets:
Nonperforming (nonaccrual) loans	$1,690	$4,425	$1,690	$4,425
Other real estate owned	1,215	4,585	1,215	4,585
Total nonperforming assets	$2,905	$9,010	$2,905	$9,010

Net charge-offs	$274	$511	$414	$1,177

Allowance for loan losses as a % of:
Loans	1.20%	1.56%	1.20%	1.56%
Nonperforming loans	281%	134%	281%	134%
Nonperforming assets as a % of:
Loans and other real estate owned	0.73%	2.34%	0.73%	2.34%
Total assets	0.37%	1.21%	0.37%	1.21%
Nonperforming loans as a % of total loans	0.43%	1.16%	0.43%	1.16%
Net charge-offs as % of average loans (d)	0.28%	0.53%	0.14%	0.40%
Selected average balances:
Securities	$274,155	$265,380	$272,180	$264,845
Loans, net of unearned income	389,392	383,460	381,947	389,719
Total assets	771,685	751,311	768,756	763,438
Total deposits	678,738	651,334	680,560	652,687
Long-term debt	12,217	26,782	12,217	34,946
Total stockholders’ equity	73,499	66,485	69,503	69,586
Selected period end balances:
Securities	$264,827	$259,467	$264,827	$259,467
Loans, net of unearned income	394,602	380,705	394,602	380,705
Allowance for loan losses	4,754	5,946	4,754	5,946
Total assets	781,136	744,602	781,136	744,602
Total deposits	680,763	650,421	680,763	650,421
Long-term debt	12,217	22,217	12,217	22,217
Total stockholders’ equity	73,193	65,807	73,193	65,807

(a) Tax equivalent. See “Explanation of Certain Unaudited Non-GAAP Financial Measures” and “Reconciliation of GAAP to non-GAAP Measures (unaudited).”

(b) Operating measures. See “Explanation of Certain Unaudited Non-GAAP Financial Measures” and “Reconciliation of GAAP to non-GAAP Measures (unaudited).”

(c) Efficiency ratio is the result of operating noninterest expense divided by the sum of operating noninterest income and tax-equivalent net interest income.

(d) Net charge-offs are annualized.

Reports Third Quarter Net Earnings/page 4

Reconciliation of GAAP to non-GAAP Measures (unaudited):

	Quarter ended September 30,		Nine months ended September 30,
(Dollars in thousands, except per share amounts)	2014	2013	2014	2013

Net earnings, as reported (GAAP)	$1,872	$1,792	$5,552	$5,388
Non-operating items (net of 37% statutory tax rate):
Securities losses (gains), net	148	—	333	(428)
Prepayment penalties on long-term debt	—	341	—	1,268

Operating net earnings	$2,020	$2,133	$5,885	$6,228

Basic and diluted earnings per share, as reported (GAAP)	$0.51	$0.49	$1.52	$1.48
Non-operating items (net of 37% statutory tax rate):
Securities losses (gains), net	0.04	—	0.10	(0.12)
Prepayment penalties on long-term debt	—	0.10	—	0.35

Operating net earnings per share	$0.55	$0.59	$1.62	$1.71

Net interest income, as reported (GAAP)	$5,448	$5,270	$15,971	$15,643
Tax-equivalent adjustment	321	351	957	1,098

Net interest income (tax-equivalent)	$5,769	$5,621	$16,928	$16,741

Noninterest income, as reported (GAAP)	$1,017	$1,432	$2,854	$5,158
Non-operating items:
Securities losses (gains), net	235	—	530	(679)

Operating noninterest income	$1,252	$1,432	$3,384	$4,479

Total Revenue, as reported (GAAP)	$6,465	$6,702	$18,825	$20,801
Tax-equivalent adjustment	321	351	957	1,098
Non-operating items:
Securities losses (gains), net	235	—	530	(679)

Total Operating Revenue (tax-equivalent)	$7,021	$7,053	$20,312	$21,220

Noninterest expense, as reported (GAAP)	$3,584	$4,274	$11,324	$13,224
Non-operating items:
Prepayment penalties on long-term debt	—	(541)	—	(2,012)

Operating noninterest expense	$3,584	$3,733	$11,324	$11,212

Total stockholders’ equity (GAAP)	$73,193	$65,807	$73,193	$65,807
Unrealized (gains) losses on available for sale securities, net of tax	(950)	2,264	(950)	2,264

Tier 1 Common Equity (1)	$72,243	$68,071	$72,243	$68,071

(1) September 30, 2014 total is preliminary.